Exhibit 10.9

MARKETING AND ANCILLARY SERVICES AGREEMENT

          THIS MARKETING AND ANCILLARY SERVICES AGREEMENT (this “Agreement”) is made as of October    , 2004, between U-Store-It Mini Warehouse Co., an Ohio corporation (“Service Provider”) and Rising Tide Development, LLC, an Ohio limited liability company (“Property Owner”).

RECITALS

          WHEREAS, Property Owner owns the self-storage facilities listed on Exhibit A (the “Facilities”);

          WHEREAS, Property Owner simultaneously with the execution hereof has entered into a property management agreement with YSI Management LLC (“YSI”), pursuant to which YSI will provide property management services with respect to the Facilities;

          WHEREAS, YSI is a wholly owned subsidiary of U-Store-It, L.P., a Delaware limited partnership (“U-Store-It”);

          WHEREAS, Service Provider, which is a wholly owned subsidiary of U-Store-It, L.P., and is a taxable REIT subsidiary under Section 856(l) of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to U-Store-It Trust, a Maryland real estate investment trust that is the general partner of and the owner of substantially all of the partnership interests in U-Store-It (“U-Store-It REIT”), is engaged in the business of providing certain services to customers of self-storage facilities such as the Facilities, including without limitation sales of locks, boxes, packing materials, and other ancillary items, rentals of trucks and referral activities with respect to insurance and other services, as more fully described on Exhibit B hereto (collectively the “Marketing and Ancillary Services”);

          WHEREAS, in order to remain competitive in the self-storage rental market, Property Owner desires that the tenants at the Facilities be provided the Marketing and Ancillary Services;

          WHEREAS, Property Owner believes it is in its best interest to enter into an agreement with Service Provider for the provision of Marketing and Ancillary Services at the Facilities;

          WHEREAS, under federal income tax rules applicable to U-Store-It REIT, YSI cannot perform some or all of the Marketing and Ancillary Services without causing adverse tax consequences to U-Store-It REIT;

          WHEREAS, Service Provider desires to perform for its own account the Marketing and Ancillary Services with respect to tenants at the Facilities; and

          WHEREAS, Property Owner desires to grant to Service Provider the rights necessary for Service Provider to perform the Marketing and Ancillary Services for its own account at the Facilities;.

          NOW THEREFORE, in consideration of the foregoing, the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Service Provider and Property Owner hereby agree as follows:

MARKETING AND ANCILLARY SERVICES; LICENSE

     1.1 Rights and Duties of Service Provider

          (a) Property Owner hereby grants Service Provider the exclusive rights to:

          (i) perform Marketing and Ancillary Services at the Facilities for its own account and, to retain all profits, income, referral fees or other remuneration earned therefrom under the activities set forth on or referred to in Exhibit B hereto, as it may be amended from time to time by the parties hereto (subject to such third-party consents, if any, as may be required), in each case during the term hereof;

          (ii) subject to rules and regulations which may be applicable at each Facility and such other reasonable restrictions imposed by Property Owner, access the Facilities (including accessing, and occupying, space at the Facilities necessary to perform and provide the Marketing and Ancillary Services) and contact and deal directly with tenants at the Facilities in order to perform the Ancillary Services;

          (iii) develop and distribute marketing materials and products, in accordance with Section 1.2 hereof, for use in connection with its performance of the Marketing and Ancillary Services;

          (iv) utilize trademarks, trade names, logos, service marks and other intellectual property of Property Owner, in accordance with the restrictions set forth in Section 1.3 hereof, in connection with the development and use of marketing materials (including lists of potential and actual tenants and other tenant information and customer contacts); and

          (v) enter into contracts or other arrangements with service providers that will provide services to the tenants at the

Facilities, including those that are either “noncustomary” or a “service to tenants” within the meaning of Section 856 of the Code, and receive cash or other compensation under such contracts.

     (b) Service Provider shall:

          (i) independently for its own account perform, or cause to be performed, any Marketing and Ancillary Services it undertakes in accordance with the terms of this Agreement and in accordance with commercially sound business practices;

          (ii) indemnify Property Owner for all losses, claims costs, damages and expenses sustained by Property Owner (including, without limitation, attorneys’ fees, judgments and fines) arising out of acts or omissions by Service Provider or its permitted subcontractors or sublicensees in accordance with Article 5 of this Agreement; and

          (iii) bear all expenses or costs incurred in connection with the Marketing and Ancillary Services (including those incurred pursuant to Section 1.2).

     (c) Notwithstanding the foregoing terms of this Section 1.1, Property Owner may require Service Provider to cease and desist from conducting any Ancillary Services at any Facility if Property Owner determines, in its sole discretion, that the conduct of such Ancillary Service is having or may have a material adverse effect on the operations and business of Property Owner.

     (d) Service Provider shall not cease to conduct any Ancillary Service at any Facility without Property Owner’s prior written consent, in which event Property Owner may require Service Provider to procure third party vendors to offer such Marketing and Ancillary Service at Service Provider’s expense, if the offering of such Marketing and Ancillary Service in connection with the rental of storage space is deemed necessary by Property Owner in its reasonable judgment for the prudent operation of the Facility.

     1.2 Marketing Materials

          Service Provider may, at its discretion, except as limited by Section 1.3, design and produce customized marketing brochures and marketing materials for some or all of the Marketing and Ancillary Services to be conducted at the Facilities.

     1.3 License

          (a) Property Owner hereby grants to Service Provider a non-exclusive, royalty free license to utilize the trademarks, trade names, logos and service marks of Property Owner (collectively, the “Marks”) solely in connection with Service Provider’s performance of Marketing and Ancillary Services to be conducted at or with respect to the Facilities during the term of this Agreement (including in connection with the development and use of marketing materials for use at or with respect to the Facilities pursuant to this Agreement) and subject to compliance with Property Owner’s trademark policies in effect from time to time.

          (b) All representations of the Marks that Service Provider uses shall be exact copies of those used by Property Owner, or shall be submitted to Property Owner for prior approval of, for example, design, color and other details.

          (c) At no time during or after the term of this Agreement shall Service Provider contest any of the Marks or attempt to register any trademarks, service marks, or trade names similar to the Marks anywhere in the world.

          (d) Except as expressly set forth herein, nothing contained in this Agreement shall grant or shall be deemed to grant any right, title or interest in or to the Marks.

          (e) All uses of the Marks shall inure solely to Property Owner and Service Provider shall obtain no rights with respect to any Marks, other than the right to produce marketing materials for use in connection with the performance of the Marketing and Ancillary Services. All of Property Owner’s patent, copyright, trademark, trade secret or other intellectual property rights and all of Property Owner’s customer information is and will remain the sole exclusive property of Property Owner and its licensors.

2 CERTAIN REPRESENTATIONS

          (a) Service Provider represents and warrants to Property Owner that (i) it has full power and authority to enter into and to perform its obligations under this Agreement and (ii) it has to its knowledge all approvals necessary to enter into and perform its obligations under this Agreement.

          (b) Property Owner represents and warrants to Service Provider that (i) it has full power and authority to enter into, and to perform its obligations under this Agreement; (ii) it has to its knowledge all approvals necessary to enter into and perform its obligations under this Agreement; (iii) it is to its knowledge the owner or valid licensee of the Marks, and (iv) it has the right to grant to Service Provider the rights granted under Section 1.3 of this Agreement

3 TERM; TERMINATION.

          The term of this Agreement shall commence on the date hereof and, except as otherwise expressly provided herein, shall continue for a period of four years or, if earlier, until the earlier of (x) the expiration of the Option Term as described in the Option Agreement dated as of October    , 2004 between Property Owner and U-Store-It, and (y) the date on which all the Facilities are sold or otherwise disposed of. If at the end of such four year period, Property Owner hasn’t sold all of the Facilities, Property Owner will be entitled to extend this Agreement for a period of up to one year with 60 days advance written notice.

          In the event of (i) Service Provider’s breach of this Agreement, which breach materially and adversely affects Property Owner or the Facilities and which, if capable of cure, remains uncured for 30 days after written notice thereof, (ii) the gross negligence, willful misconduct or fraud in the performance by Service Provider of its obligations hereunder which, if capable of cure, remains uncured for 30 days after written notice thereof, (iii) the filing by Service Provider of a petition under any bankruptcy, insolvency or similar law seeking dissolution, liquidation or reorganization, (iv) a general assignment by Service Provider for the benefit of creditors or (v) the dissolution of Service Provider, Property Owner shall have the right to terminate this Agreement upon written notice to Service Provider in accordance with the notice provisions set forth in Section 6.14, which termination shall be effective seven business days after delivery of such written notice.

          In the event of (i) Property Owner’s breach of this Agreement, which breach materially and adversely affects Service Provider or the Facilities and which, if capable of cure, remains uncured for 30 days after written notice thereof, (ii) the gross negligence, willful misconduct or fraud in the performance by Property Owner of its obligations hereunder which, if capable of cure, remains uncured for 30 days after written notice thereof, (iii) the filing by Property Owner of a petition under any bankruptcy, insolvency or similar law seeking dissolution, liquidation or reorganization, (iv) a general assignment by Property Owner for the benefit of creditors or (v) the dissolution of Property Owner, Service Provider shall have the right to terminate this Agreement upon written notice to Property Owner in accordance with the notice provisions set forth in Section 6.14, which termination shall be effective seven business days after delivery of such written notice.

          Notwithstanding anything to the contrary set forth herein, no termination of this Agreement shall be effective unless and until Property Owner has received the consent of any lender to Property Owner required under the terms of the applicable loan documents.

4 CONFIDENTIAL INFORMATION.

          (a) Service Provider acknowledges that by reason of its relationship to Property Owner hereunder that it will have access to information concerning Property Owner’s and U-Store-It’s businesses, plans, customers, technical descriptions, technology and services that are confidential and of substantial value to Property Owner and/or U-Store-It (“Confidential Information”), which value would be impaired if such information were disclosed to a third party. Service Provider shall not use Confidential Information of Property Owner or U-Store-It in any way for its own account or the account of any third party other than in connection with performing its obligations under this Agreement, nor disclose to any third party any Confidential Information revealed to it by Property Owner, except that it may disclose Confidential Information to its representatives in connection with performing its obligations under this Agreement and to third party vendors or suppliers in connection with the performance of the Marketing and Ancillary Services, subject to appropriate protective covenants.

          (b) Confidential Information shall not include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party, (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party, (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records in existence immediately prior to the time of disclosure, (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality, (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession, or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

5 INDEMNIFICATION.

     5.1 Indemnification of Parties.

          Service Provider on the one hand, and Property Owner, on the other, shall each indemnify, hold harmless, release, and defend the other party, its affiliates, partners and members, and their respective partners, members, officers, directors, employees, agents, contractors, subcontractors, invitees, and successors, as the case may be, from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorney and expert fees, and disbursements incurred by any of them in any action or proceeding brought by any third party or any party hereto), to the extent caused by any act or omission, negligent or otherwise, by such party and/or its affiliates, officers, members, partners, employees, agents, contractors, subcontractors and invitees arising out of or connected with this Agreement, including a breach of any representation or covenant hereunder or a failure by such party to perform its obligations hereunder. No person shall be entitled to indemnity under the preceding sentence to the extent that a court of competent jurisdiction determines that the acts or omissions, negligent or otherwise, of such person or its affiliates caused such damages.

     5.2 Indemnification Procedures.

          If a person entitled to indemnification under Section 5.1 hereof (an "Indemnitee”) intends to seek indemnification under this Article 5 from Service Provider or Property Owner (as applicable, the “Indemnitor”), the Indemnitee shall give the Indemnitor notice of such claim within ninety (90) days of the commencement of, or the Indemnitee’s actual knowledge of, such claim. Such notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated if necessary) of the claim that has been, or may be sustained by, the Indemnitee. To the extent that the Indemnitor is actually and materially prejudiced as a result of failure to provide such notice, such notice shall be a condition precedent to any liability of Indemnitor under the provisions for indemnification contained in this Agreement.

     5.3 Survival.

          The indemnification obligations under this Article 5 resulting from acts or omissions that occur during the term of this Agreement shall continue in full force and effect regardless of whether this Agreement has either expired or been terminated or canceled.

6 MISCELLANEOUS

     6.1 No Third-Party Beneficiaries.

          The parties agree that this Agreement is for the benefit of the parties hereto and is not intended to confer any rights or benefits on any third party, including any employee of any of the parties, and that there are no third-party beneficiaries to this Agreement or any part or specific provision of this Agreement.

     6.2 No Partnership or Joint Venture.

          Service Provider shall perform the Marketing and Ancillary Services as an independent contractor. The parties are not, and shall not be deemed to be, partners or joint venturers with each other, except to the extent specifically provided by a separate agreement. Nothing in this Agreement shall be construed to create a partnership or joint venture among the parties for any purpose.

     6.3 Assignment.

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties, except that any party may assign this Agreement without the consent of the other parties to any acquirer of all or substantially all of the assets of a party.

     6.4 Applicable Law.

          This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the choice of law principles applied in such jurisdiction.

     6.5 Severability.

          If fulfillment of any provision of this Agreement, or performance of any transaction related hereto, at the time such fulfillment of performance shall be due, shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity; and if any clause or provision contained in this Agreement operates or would prospectively operate to invalidate this Agreement in whole or in part, then such clause or provision only shall be held ineffective, as though not herein contained, and the remainder of this Agreement shall remain operative and in full force and effect.

     6.6 Construction.

          Each party acknowledges that all parties participated equally in the negotiation and drafting of this Agreement and that, accordingly, no court construing this Agreement shall construe it more stringently against one party than against any other.

     6.7 Pronouns.

          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the identity of the person or entity may require.

     6.8 Headings.

          The headings are used herein for convenience of reference only, and shall not be deemed to vary to contents of this Agreement.

     6.9 Counterparts.

          To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signature of each party, or that the signatures of all persons required to bind any party, appear on each counterpart, but it shall be sufficient that the signature of each party or that the signatures of the persons required to bind any party, appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

     6.10 Entire Agreement.

          This Agreement contains the entire agreement among the parties with respect to its subject matter, and supersedes all prior oral or written agreements, understandings, representations and communications.

     6.11 Amendments.

          This Agreement shall not be amended, in whole or in part, except by an instrument in writing signed by all parties hereto, or their respective successors or permitted assigns, provided however that any such amendment is subject to the pre-approval of a majority of the “independent” members of the Board of Trustees of U-Store-It REIT (as defined in the U-Store-It REIT Bylaws), and no amendment may occur without such pre-approval.

     6.12 Lender Provisions.

          Notwithstanding anything contained in this Agreement to the contrary, during any period that Property Owner is a party to one or more loan agreements or other instruments of indebtedness secured by one or more of the Facilities (the “Loan Agreements”) with one or more third party financial institutions (collectively, the “Lender”), Service Provider agrees that:

          (a) this Agreement (including any occupancy rights of Service Provider, whether set forth in the herein or otherwise) and the interests and estates created hereby and the rights, privileges and powers of Service Provider hereunder, shall be unconditionally made and at all times remain subject, subordinate and inferior to any security deed, mortgage or similar security instrument relating to a Loan Agreement, and all the rights, privileges and powers of the Lender, or any agent thereof, thereunder and to any and all renewals, modifications, consolidations, replacements and extensions thereof;

          (b) without the prior written consent of Lender, Service Provider shall have no right to assign, in whole or in part, its interest under this Agreement, and any attempted or purported assignment without such prior written consent shall be, at Lender’s sole and absolute discretion, void and of no force or effect;

          (c) if any act or omission by Property Owner or any other circumstance (each such act, omission, and circumstance, a “default or condition”) which would give Service Provider the right, either immediately or after a lapse of time, with or without notice, to terminate this Agreement or otherwise entitle Service Provider to a claim, offset, defense or charge against Property Owner, shall occur or exist, then Service Provider immediately upon knowledge of such event shall give written notice of such default or condition to Lender, and notwithstanding anything contained herein, Service Provider will not exercise any such right unless and until 30 days have expired;

          (d) not to enforce, or otherwise claim the benefit of, any and all rights, claims and liens which Service Provider may now or hereafter have in and to the Facilities, including, without limitation, any rights, claims and liens of Service Provider, or rights to file or have filed any liens, claims of lien, pursuant to any applicable laws on or against the Facilities on account of any services furnished or to be furnished by Service Provider. In addition, Service Provider shall indemnify and hold harmless Lender from and against any such claim or lien which may be asserted by any agent, broker, or other intermediary by reason of any act or agreement of Service Provider; and

          (e) to take such steps and execute such documentation as may be required by the Lender or Property Owner to implement and evidence any of the foregoing provisions.

     6.13 Termination of Existing Management Agreement.

          Notwithstanding anything to the contrary in any document, each of Property Owner and Service Provider acknowledge that the Property Management Agreement dated as of December 23, 2002 between Property Owner and Service Provider is, simultaneously with the execution of this Agreement, hereby terminated, that any and all Ancillary Services to be provided to the Properties subsequent to the date hereof shall be provided by Service Provider pursuant to the terms of this Agreement.

     6.14 Notices.

          Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by 10 days’ advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

     If to Service Provider, to:

U-Store-It Mini Warehouse Co.
6745 Engle Road, Suite 300
Middleburg Heights, Ohio 44130
Attention: Todd C. Amsdell
Facsimile: (440) 234-8776

     If to Property Owner

Rising Tide Development, LLC
6745 Engle Road, Suite 300
Middleburg Heights, Ohio 44130
Attention: Robert J. Amsdell
Facsimile: (440) 234-8776

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

U-Store-It Mini Warehouse Co.

By:

Name: Todd C. Amsdell
Title: President

RISING TIDE DEVELOPMENT, LLC

By: Mizzen, LLC, it Sole Member

By: Amsdell Holdings X, Inc., its Manager

By:

Name: Robert J. Amsdell
Title: President